Exhibit 10.1

January 12, 2022

Mark Thorpe
(sent via DocuSign)

Dear Mark:

On behalf of Eargo, Inc., (the “Company”), and following the approval of the Company’s Board of Directors, we are pleased to offer you a new position within the Company as Chief Accounting Officer (CAO), effective January 16, 2022. The details and terms associated with the new position are listed below:

Job Title:	Chief Accounting Officer (CAO)

Department:	G&A Accounting

Reports into:	Chief Financial Officer

Employment Type:	Exempt, Full Time

Compensation:	Annual salary of $295,000 that will be paid semi-monthly in accordance with the Company’s normal payroll procedures.

Incentive/ Bonus plan:	You will transition to the 40% bonus plan, which will be paid in accordance to obtaining the goals outlined in plan document.

If you remain in active, continuous employment with Eargo through April 1, 2022 (the “First Retention Date”), then you will receive a one-time, lump sum payment equal to $30,000 (the “First Retention Bonus”).  The First Retention Bonus will be paid to you within the next full payroll cycle following the First Retention Date, subject to any applicable tax withholding and any other deductions required by law.

In addition to the above, should you remain in active, continuous employment with Eargo through July 1, 2022 (the “Second Retention Date”), then you will receive a one-time, lump sum payment equal to $30,000 (the “Second Retention Bonus”).  The Second Retention Bonus will be paid to you within the next full payroll cycle following the Second Retention Date, subject to any applicable tax withholding and any other deductions required by law.

Benefits:

Eargo will reimburse you up to $25,000 to cover the expenses of an approved professional training program upon successful completion.  Should you voluntarily leave Eargo within 12 months of your completion date, you agree to repay Eargo any such reimbursement amounts in full upon your termination date.

All other Company benefits and your benefit eligibility remain unchanged with your change in position.

Sincerely,

/s/ Christian Gormsen
Christian Gormsen
Chief Executive Officer

Agreed to and accepted:

Signature:	/s/ Mark Thorpe

Printed Name:	Mark Thorpe

Date:	January 12, 2022